UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri State International Lincolnshire, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 31, 2017, CDW LLC (“CDW”) amended, extended and increased the size of its senior secured asset-based revolving credit facility. The terms of the revolving credit facility are set forth in the Second Amended and Restated Revolving Loan Credit Agreement, dated March 31, 2017, by and among CDW, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Commercial Distribution Finance, LLC, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, co-syndication agents and co-documentation agents party thereto (the “Second A&R Revolving Loan Agreement”). The Second A&R Revolving Loan Agreement amends and restates CDW’s prior revolving loan credit agreement, dated June 6, 2014, by and among CDW, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Commercial Distribution Finance, LLC, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, co-syndication agents and co-documentation agents party thereto, as previously amended, modified and supplemented. Borrowings under the revolving credit facility will continue to bear interest at a variable interest rate (based on one of two indices, either LIBOR or an alternate base rate outlined in the Second A&R Revolving Loan Agreement) plus an applicable margin based upon average daily excess cash availability.

The Second A&R Revolving Loan Agreement, among other things, (i) increases the overall revolving credit facility from $1,250.0 million to $1,450.0 million, (ii) extends the maturity date from June 6, 2019 to March 31, 2022, and (iii) eliminates the ratings-based adjustment to the pricing grid, providing for interest rate margins at the reduced interest rate margins previously applicable only if CDW satisfied the ratings-based requirement.

CDW’s ability to borrow under the revolving credit facility remains limited by a minimum liquidity condition, which continues to provide that, if excess cash availability is less than the lesser of (i) $125.0 million and (ii) the greater of (A) 10% of the borrowing base and (B) $100.0 million, the lenders are not required to lend any additional amounts under the revolving credit facility unless the consolidated fixed charge coverage ratio (as described in the Second A&R Revolving Loan Agreement) is at least 1.00 to 1.00.

The descriptions of the Second A&R Revolving Loan Agreement contained in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the Second A&R Revolving Loan Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Second A&R Revolving Loan Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Loan Credit Agreement, dated March 31, 2017, by and among CDW LLC, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Commercial Distribution Finance, LLC, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, co-syndication agents and co-documentation agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: March 31, 2017	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Loan Credit Agreement, dated March 31, 2017, by and among CDW LLC, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Commercial Distribution Finance, LLC, as floorplan funding agent, and the joint lead arrangers, joint bookrunners, co-collateral agents, co-syndication agents and co-documentation agents party thereto.

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